Exhibit 10.1

FIRST AMENDMENT TO PROMISSORY NOTE

THIS FIRST AMENDMENT TO PROMISSORY NOTE (“this First Amendment”) is made and entered into as of June 25, 2019, by and between NOVABAY PHARMACEUTICALS, INC., a Delaware corporation (the “Company”) and Pioneer Pharma (Hong Kong) Company Limited (the “Lender”).

Recitals:

A.     The Company executed and delivered to the Lender that certain Promissory Note in the original principal amount of $1,000,000 dated as of February 27, 2019 (the “Note”), pursuant to which, inter alia, the Lender agreed, subject to the terms and conditions thereof, to make the loan to the Company.

B.      The Note (i) matures on July 27, 2019, and (ii) the interest payment due on such date is One Hundred and Fifty Thousand US Dollars (US$150,0000).

C.      The Company has requested that the Lender extend Maturity Date to July 1, 2020.

D.     Subject to the terms and conditions of this First Amendment, the Lender has agreed to such requests.

Agreements:

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements hereinafter set forth, the Company and the Lender hereby agree as follows:

1.     Amendments to Revolving Note.

(A)      The “Maturity Date” set forth in the first paragraph of Section 1 the Note is hereby amended by deleting the words “July 27, 2019” therefrom and inserting the words “July 1, 2020” in their stead.

(B)      The “Interest Payment” set forth in the first paragraph of Section 1 the Note is hereby amended by deleting the words “One Hundred and Fifty Thousand US Dollars (US$150,0000)” therefrom and inserting the words “Three Hundred Thousand US Dollars (US$300,0000)” in their stead.

2.     Effective Date; Conditions Precedent. The modifications to the Note set forth in Paragraph 1, above, shall not be effective unless and until the date on which the Company has satisfied all of the following conditions precedent (such date of effectiveness being the “Effective Date”): on the Effective Date and after giving effect to the amendment contained herein (i) there shall exist no Event of Default, and (ii) the representations and warranties of the Company under the Note, as amended by this First Amendment, shall be true and correct as of the Effective Date, subject only to variances therefrom acceptable to the Lender.

3.     Other Loan Documents. Any reference to the Note in any other documents executed and delivered pursuant to or in connection with the Note shall, from and after the Effective Date, be deemed to refer to the Note, as modified by this First Amendment.

4.     Confirmation of Debt. The Company hereby affirms all of its liabilities and obligations to the Lender under the Note, as modified by this First Amendment, and that such liabilities and obligations are owed to the Lender. The Company further acknowledges and agrees that as of the date hereof, it has no claims, defenses or set-off rights against the Lender of any nature whatsoever, whether sounding in tort, contract or otherwise; and there are no claims, defenses or set-offs to the enforcement by the Lender of the liabilities and obligations of the Company to the Lender under the Note.

5.     No Other Modifications; Same Indebtedness. Except as expressly provided in this First Amendment, all of the terms and conditions of the Note remain unchanged and in full force and effect. The modifications effected by this First Amendment and by the other instruments contemplated hereby shall not be deemed to provide for or effect a repayment and re-advance of any of the loans now outstanding, it being the intention of the Company and the Lender hereby that the indebtedness owing under the Note, as amended by this First Amendment, be and hereby is the same Indebtedness as that owing under the Note immediately prior to the effectiveness hereof.

6.     Governing Law; Binding Effect. This First Amendment shall be governed by and construed in accordance with the laws of the State of Delaware and shall be binding upon and inure to the benefit of the Company and the Lender and their respective successors and assigns.

7.     Counterparts. This First Amendment may be executed in separate counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed a fully executed agreement.

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IN WITNESS WHEREOF, the Company and the Lender have hereunto set their hands as of the date first above written.

NOVABAY PHARMACEUTICALS, INC.

By:	/s/ Justin Hall
Name:	Justin Hall
Title:	President & Chief Executive Officer and General Counsel

Pioneer Pharma (Hong Kong) Company Limited

By:	/s/ Xinzhou (Paul) Li
Name:	Xinzhou (Paul) Li
Title:	Chairman of the Board